CFO Commentary on Second Quarter Fiscal 2021 Results
Q2 Fiscal 2021 Summary

GAAP
($ in millions, except earnings per share)	Q2 FY21	Q1 FY21	Q2 FY20	Q/Q	Y/Y
Revenue	$3,866	$3,080	$2,579	Up 26%	Up 50%
Gross margin	58.8%	65.1%	59.8%	Down 630 bps	Down 100 bps
Operating expenses	$1,624	$1,028	$970	Up 58%	Up 67%
Operating income	$651	$976	$571	Down 33%	Up 14%
Net income	$622	$917	$552	Down 32%	Up 13%
Diluted earnings per share	$0.99	$1.47	$0.90	Down 33%	Up 10%

Non-GAAP
($ in millions, except earnings per share)	Q2 FY21	Q1 FY21	Q2 FY20	Q/Q	Y/Y
Revenue	$3,866	$3,080	$2,579	Up 26%	Up 50%
Gross margin	66.0%	65.8%	60.1%	Up 20 bps	Up 590 bps
Operating expenses	$1,035	$821	$749	Up 26%	Up 38%
Operating income	$1,516	$1,205	$802	Up 26%	Up 89%
Net income	$1,366	$1,120	$762	Up 22%	Up 79%
Diluted earnings per share	$2.18	$1.80	$1.24	Up 21%	Up 76%

Revenue by Reportable Segments
($ in millions)	Q2 FY21	Q1 FY21	Q2 FY20	Q/Q	Y/Y
Graphics	$2,085	$1,906	$1,803	Up 9%	Up 16%
Compute & Networking	1,781	1,174	776	Up 52%	Up 130%
Total	$3,866	$3,080	$2,579	Up 26%	Up 50%

Revenue by Market Platform
($ in millions)	Q2 FY21	Q1 FY21	Q2 FY20	Q/Q	Y/Y
Gaming	$1,654	$1,339	$1,313	Up 24%	Up 26%
Professional Visualization	203	307	291	Down 34%	Down 30%
Data Center	1,752	1,141	655	Up 54%	Up 167%
Automotive	111	155	209	Down 28%	Down 47%
OEM and Other	146	138	111	Up 6%	Up 32%
Total	$3,866	$3,080	$2,579	Up 26%	Up 50%
Revenue
Revenue for the second quarter was a record $3.87 billion, up 50 percent from a year earlier and up 26 percent sequentially. Results for the second quarter include the acquisition of Mellanox Technologies, Ltd. on April 27, 2020, the first day of the quarter. Mellanox contributed approximately 14 percent of total company revenue.
Graphics segment revenue for the second quarter was $2.09 billion, up 16 percent from a year earlier and up 9 percent sequentially.
Compute & Networking segment revenue, which includes Mellanox, was $1.78 billion, up 130 percent from a year ago and up 52 percent sequentially.
The COVID-19 pandemic continues to impact our business, with most of our employees working remotely. Our employees and partners are performing above and beyond to keep our supply chain functioning normally. Many industries we serve are adversely impacted, including higher education research, energy, manufacturing, automotive, architecture, engineering, and media. Each industry is recovering, albeit at different rates. Professional Visualization revenue was negatively affected as corporate customers delayed spending on workstations. Automotive production is well below pre-COVID-19 levels.
From a market-platform perspective, Gaming revenue was $1.65 billion, up 26 percent from a year ago and up 24 percent sequentially. The year-on-year increase reflects higher sales of gaming GPUs. The sequential increase reflects higher sales from gaming GPUs and game console SOCs.
Professional Visualization revenue was $203 million, down 30 percent from a year earlier and down 34 percent sequentially.
Data Center revenue, which includes Mellanox, was a record $1.75 billion, up 167 percent from a year ago and up 54 percent sequentially. Mellanox contributed approximately 14 percent of total company revenue and just over 30 percent of Data Center revenue for the second quarter. In addition to Mellanox, the year-on-year and sequential increases were driven by the ramp of Ampere GPU architecture products.
Automotive revenue was $111 million, down 47 percent from a year earlier and down 28 percent sequentially.
OEM and Other revenue was $146 million, up 32 percent from a year ago and up 6 percent sequentially, primarily due to higher demand for entry-level laptop GPUs.

Gross Margin

Reconciliation of GAAP to Non-GAAP Gross Margin
($ in millions)	Q2 FY21	Q1 FY21	Q2 FY20
GAAP gross profit	$2,275	$2,004	$1,541
GAAP gross margin	58.8%	65.1%	59.8%
Stock-based compensation expense	14	21	8
Acquisition-related and other costs	245	1	—
Legal settlement costs	17	—	2
Non-GAAP gross profit	$2,551	$2,026	$1,551
Non-GAAP gross margin	66.0%	65.8%	60.1%
GAAP gross margin for the second quarter was 58.8 percent, down 100 basis points from a year earlier and down 630 basis points sequentially, reflecting charges related to the Mellanox acquisition. These charges include a non-recurring inventory step-up expense of $161 million and intangible asset amortization of $84 million that is expected to be recurring.
Non-GAAP gross margin for the second quarter was 66.0 percent, up 590 basis points from a year earlier and up 20 basis points sequentially, reflecting a shift in product mix.
Expenses

Reconciliation of GAAP to Non-GAAP Operating Expenses
($ in millions)	Q2 FY21	Q1 FY21	Q2 FY20
GAAP operating expenses	$1,624	$1,028	$970
Stock-based compensation expense	(360)	(203)	(216)
Acquisition-related and other costs	(229)	(4)	(5)
Non-GAAP operating expenses	$1,035	$821	$749
GAAP operating expenses for the second quarter were $1.62 billion, inclusive of $589 million in stock-based compensation and acquisition-related costs. Stock-based compensation expense was $360 million, including non-recurring and other charges of $32 million. Acquisition-related costs were $229 million, including $185 million in short-term intangible amortization, transaction fees and other costs, and $44 million in longer-term recurring intangible amortization. Second-quarter GAAP operating expenses were up 67 percent from a year earlier and up 58 percent sequentially, primarily driven by the Mellanox acquisition, as well as hiring additional employees.
Non-GAAP operating expenses for the second quarter were $1.04 billion, up 38 percent from a year earlier and up 26 percent sequentially, reflecting the acquisition of Mellanox and hiring additional employees.
Operating Income
GAAP operating income for the second quarter was $651 million, up 14 percent from a year earlier and down 33 percent sequentially. Non-GAAP operating income for the second quarter was $1.52 billion, up 89 percent from a year earlier and up 26 percent sequentially.
Other Income & Expense and Income Tax
GAAP other income and expense, or OI&E, includes interest earned on cash and investments, interest expense associated with corporate bonds, and other gains and losses. Non-GAAP OI&E excludes the portion of interest expense from the amortization of the debt discount and the gains or losses from certain investments. GAAP

OI&E for the second quarter was an expense of $42 million, down from an income of $35 million a year earlier and down from an income of $5 million in the prior quarter. Non-GAAP OI&E for the second quarter was an expense of $39 million, down from an income of $35 million a year earlier and down from an income of $9 million in the prior quarter. The year-on-year and sequential decreases on both GAAP and non-GAAP bases primarily reflect higher interest expense due to our $5 billion note issuance in March 2020 and a decrease in interest income due to lower rates.
Our GAAP effective tax rate, inclusive of excess tax benefits related to stock-based compensation, was a benefit of 2.0 percent for the second quarter. Tax benefits relate to stock-based compensation and the U.S. research tax credit. In addition, the jurisdictional mix of revenue is favorable to our tax rate. The non-GAAP effective tax rate for the second quarter was 7.5 percent.
Net Income and EPS
GAAP net income for the second quarter was $622 million. GAAP earnings per diluted share for the second quarter were $0.99, up 10 percent from a year earlier and down 33 percent sequentially.
Non-GAAP net income for the second quarter was $1.37 billion. Non-GAAP earnings per diluted share for the second quarter were $2.18, up 76 percent from a year earlier and up 21 percent sequentially.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities at the end of the second quarter were $10.98 billion, up from $8.47 billion a year earlier and down from $16.35 billion in the prior quarter. The year-on-year increase primarily reflects the issuance of the $5 billion of notes in March 2020 and free cash flow generation, partially offset by acquisitions. The sequential decrease reflects the Mellanox acquisition during the second quarter.
Accounts receivable at the end of the quarter was $2.08 billion compared with $1.56 billion a year earlier and $1.91 billion in the prior quarter. DSO at quarter-end was 49 days, down from 55 days a year earlier and down from 56 days in the prior quarter.
Inventory at the end of the quarter was $1.40 billion, up from $1.20 billion a year earlier and up from $1.13 billion in the prior quarter. Outstanding inventory purchase obligations at the end of the quarter were $2.04 billion, up from $757 million a year earlier and up from $1.76 billion in the prior quarter. DSI at quarter-end was 80 days, down from 106 days a year earlier and down from 95 days in the prior quarter.
Cash flow from operating activities was $1.57 billion in the second quarter, up from $936 million a year earlier and up from $909 million in the prior quarter. The year-on-year increase reflects higher revenue and the inclusion of Mellanox. The sequential increase reflects changes in working capital, the inclusion of Mellanox, and higher revenue.
Free cash flow was $1.35 billion in the second quarter, compared with $823 million a year earlier and $754 million in the previous quarter.
Depreciation and amortization expense was $404 million, including amortization of intangible assets related to the Mellanox acquisition. Capital expenditures were $217 million.
We paid $99 million in quarterly cash dividends in the second quarter.

Third Quarter of Fiscal 2021 Outlook
Our outlook for the third quarter of fiscal 2021 is as follows:
•Revenue is expected to be $4.40 billion, plus or minus 2 percent.
•GAAP and non-GAAP gross margins are expected to be 62.5 percent and 65.5 percent, respectively, plus or minus 50 basis points.
•GAAP and non-GAAP operating expenses are expected to be approximately $1.54 billion and $1.09 billion, respectively.
•GAAP and non-GAAP other income and expense are both expected to be an expense of approximately $55 million.
•GAAP and non-GAAP tax rates are both expected to be 8 percent, plus or minus 1 percent, excluding any discrete items. GAAP discrete items include excess tax benefits or deficiencies related to stock-based compensation, which are expected to generate variability on a quarter by quarter basis.
•Capital expenditures are expected to be approximately $225 million to $250 million.
___________________________
For further information, contact:

Simona Jankowski	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sjankowski@nvidia.com	rsherbin@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP other income (expense), net, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, legal settlement costs, losses from non-affiliated investments, interest expense related to amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Certain statements in this CFO Commentary including, but not limited to, statements as to: the impact of COVID-19, including on the industries we serve, the negative impact on Professional Visualization revenue and Automotive production; the performance of our employees and partners and its impact; our tax benefits and rates; our financial outlook for the third quarter of fiscal 2021; our expected tax rates for the third quarter of fiscal 2021; our expectation to generate variability from excess tax benefits or deficiencies; our expected capital expenditures for the third quarter of fiscal 2021; and the expected impact of the Mellanox acquisition on our financials are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 26,	April 26,	July 28,	July 26,	July 28,
	2020	2020	2019	2020	2019

GAAP gross profit	$2,275	$2,004	$1,541	$4,279	$2,837
GAAP gross margin	58.8%	65.1%	59.8%	61.6%	59.1%
Stock-based compensation expense (A)	14	21	8	35	12
Acquisition-related and other costs (B)	245	1	—	246	—
Legal settlement costs	17	—	2	17	11
Non-GAAP gross profit	$2,551	$2,026	$1,551	$4,577	$2,860
Non-GAAP gross margin	66.0%	65.8%	60.1%	65.9%	59.6%

GAAP operating expenses	$1,624	$1,028	$970	$2,652	$1,908
Stock-based compensation expense (A)	(360)	(203)	(216)	(563)	(389)
Acquisition-related and other costs (B)	(229)	(4)	(5)	(233)	(15)
Legal settlement costs	—	—	—	—	(2)
Non-GAAP operating expenses	$1,035	$821	$749	$1,856	$1,502

GAAP income from operations	$651	$976	$571	$1,627	$929
Total impact of non-GAAP adjustments to income from operations	865	229	231	1,094	429
Non-GAAP income from operations	$1,516	$1,205	$802	$2,721	$1,358

GAAP other income (expense), net	$(42)	$5	$35	$(36)	$66
Losses from non-affiliated investments	2	3	—	5	—
Interest expense related to amortization of debt discount	1	1	—	1	1
Non-GAAP other income (expense), net	$(39)	$9	$35	$(30)	$67

GAAP net income	$622	$917	$552	$1,539	$947
Total pre-tax impact of non-GAAP adjustments	868	232	231	1,100	430
Income tax impact of non-GAAP adjustments (C)	(124)	(29)	(21)	(153)	(72)
Non-GAAP net income	$1,366	$1,120	$762	$2,486	$1,305

	Three Months Ended			Six Months Ended
	July 26,	April 26,	July 28,	July 26,	July 28,
	2020	2020	2019	2020	2019
Diluted net income per share
GAAP	$0.99	$1.47	$0.90	$2.47	$1.54
Non-GAAP	$2.18	$1.80	$1.24	$3.98	$2.12

Weighted average shares used in diluted net income per share computation	626	622	616	624	616

GAAP net cash provided by operating activities	$1,566	$909	$936	$2,476	$1,656
Purchase of property and equipment and intangible assets	(217)	(155)	(113)	(372)	(241)
Free cash flow	$1,349	$754	$823	$2,104	$1,415

(A) Stock-based compensation consists of the following:
	Three Months Ended			Six Months Ended
	July 26,	April 26,	July 28,	July 26,	July 28,
	2020	2020	2019	2020	2019
Cost of revenue	$14	$21	$8	$35	$12
Research and development	$228	$134	$145	$362	$259
Sales, general and administrative	$132	$69	$71	$201	$130

(B) Acquisition-related and other costs primarily include amortization of intangible assets, inventory step-up, transaction costs, and certain compensation charges.

(C) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q3 FY2021 Outlook
($ in millions)
GAAP gross margin	62.5%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	3.0%
Non-GAAP gross margin	65.5%

GAAP operating expenses	$1,535
Stock-based compensation expense, acquisition-related costs, and other costs	(445)
Non-GAAP operating expenses	$1,090